Exhibit 99.1

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Financial Statements

As of September 30, 2004, December 31, 2003 and 2002,

For the Nine Months Ended September 30, 2004 and 2003,

For the Years Ended December 31, 2003, 2002, and 2001, and

For the Cumulative Period from April 27, 1998 (date of inception)

to September 30, 2004

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

Akesis Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Akesis Pharmaceuticals, Inc., a Delaware corporation and a development stage company, as of September 30, 2004, December 31, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the nine months ended September 30, 2004 and 2003, the years ended December 31, 2003, 2002, and 2001, and the period from April 27, 1998 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Akesis Pharmaceuticals, Inc. as of September 30, 2004, December 31, 2003 and 2002, and the results of its operations and its cash flows for the nine months ended September 30, 2004 and 2003, the years ended December 31, 2003, 2002, and 2001, and the period from April 27, 1998 (date of inception) to September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Swenson Advisors, LLP

SWENSON ADVISORS, LLP

Independent Registered Public Accounting Firm

San Diego, California

November 15, 2004

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Balance Sheets

As of September 30, 2004, December 31, 2003 and 2002

	September 30, 2004	December 31,
		2003	2002
Assets
Current assets:
Cash and cash equivalents	$92	$—	$1,747
Inventory	—	—	3,950

Total assets	$92	$—	$5,697

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$194,738	$29,621	$26,511

Total current liabilities	194,738	29,621	26,511

Stockholder loan	—	92,930	70,716

Total liabilities	194,738	122,551	97,227

Commitments and contingencies (Note 4)	—	—	—

Stockholders’ deficit:
Convertible preferred stock, $0.001 par value, 10,000,000 shares authorized, including 500,000 for Series A, 500,000 for Series B, and 500,000 for Series C:
Series A: 404,444 shares issued and outstanding at September 30, 2004, December 31, 2003, and December 31, 2002 (liquidation value: $227,500)	404	404	404
Series B: 166,022 shares issued and outstanding at September 30, 2004, December 31, 2003, and December 31, 2002 (liquidation value: $830,110)	166	166	166
Series C: 288,653, zero, and zero shares issued and outstanding at September 30, 2004, December 31, 2003, and December 31, 2002, respectively (liquidation value: $115,461)	289	—	—
Common stock, $0.001 par value, 20,000,000 shares authorized:
2,048,333, 1,633,333, and 1,633,333 shares issued and outstanding at September 30, 2004, December 31, 2003, and December 31, 2002, respectively	2,048	1,633	1,633
Additional paid-in capital	1,400,346	1,094,935	1,094,665
Deficit accumulated during the development stage	(1,597,899)	(1,219,689)	(1,188,398)

Total stockholders’ deficit	(194,646)	(122,551)	(91,530)

Total liabilities and stockholders’ deficit	$92	$—	$5,697

See accompanying notes.

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Statements of Operations

For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

	Nine Months Ended September 30,		Year Ended December 31,			Cumulative Period from April 27, 1998 (Date of Inception) Through September 30, 2004
	2004	2003	2003	2002	2001
Revenue	$—	$4,785	$4,785	$26,621	$19,512	$226,884
Cost of goods sold	—	1,702	1,702	5,064	6,573	62,314

Gross margin	—	3,083	3,083	21,557	12,939	164,570
Operating costs and expenses:
Selling, general and administrative	371,962	12,016	28,480	152,283	73,009	1,499,954
Research and development	—	—	—	—	10,000	256,944

Total expenses	371,962	12,016	28,480	152,283	83,009	1,756,898

Loss from operations	(371,962)	(8,933)	(25,397)	(130,726)	(70,070)	(1,592,328)
Interest income/(expense), net	(6,248)	—	(5,894)	(1,961)	1,066	4,246
Other expense, net	—	—	—	—	—	(9,817)

Loss before income taxes	(378,210)	(8,933)	(31,291)	(132,687)	(69,004)	(1,597,899)
Provision for income taxes	—	—	—	—	—	—

Net loss	$(378,210)	$(8,933)	$(31,291)	$(132,687)	$(69,004)	$(1,597,899)

Net loss per common share - basic and diluted	$(0.23)	$(0.01)	$(0.02)	$(0.08)	$(0.04)	$(1.03)

Weighted-average common shares outstanding - basic and diluted	1,659,175	1,633,333	1,633,333	1,633,333	1,633,333	1,558,744

See accompanying notes.

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Statements of Stockholders’ Deficit

For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

	Convertible Preferred Stock								Additional Paid-In Capital	Deficit Accumulated During the Development Stage
	Series A		Series B		Series C		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at April 27, 1998	—	$—	—	$—	—	$—	—	$—	$—	$—
Issuance of preferred stock - series A	404,444	404	—	—	—	—	—	—	227,096	—
Issuance of preferred stock - series B	—	—	135,217	135	—	—	—	—	583,476	—
Issuance of common stock	—	—	—	—	—	—	1,147,222	1,147	2,495	—
Stock-based compensation	—	—	—	—	—	—	—	—	4,877	—
Net loss	—	—	—	—	—	—	—	—	—	(353,806)

Balance at December 31, 1998	404,444	404	135,217	135	—	—	1,147,222	1,147	817,944	(353,806)
Issuance of preferred stock - series B	—	—	13,205	13	—	—	—	—	91,665	—
Issuance of common stock	—	—	—	—	—	—	486,111	486	7,485	—
Stock-based compensation	—	—	—	—	—	—	—	—	35,743	—
Net loss	—	—	—	—	—	—	—	—	—	(519,722)

Balance at December 31, 1999	404,444	404	148,422	148	—	—	1,633,333	1,633	952,837	(873,528)
Issuance of preferred stock - series B	—	—	17,600	18	—	—	—	—	87,982	—
Stock-based compensation	—	—	—	—	—	—	—	—	37,990	—
Net loss	—	—	—	—	—	—	—	—	—	(113,179)

Balance at December 31, 2000	404,444	404	166,022	166	—	—	1,633,333	1,633	1,078,809	(986,707)
Stock-based compensation	—	—	—	—	—	—	—	—	7,655	—
Net loss	—	—	—	—	—	—	—	—	—	(69,004)

Balance at December 31, 2001	404,444	404	166,022	166	—	—	1,633,333	1,633	1,086,464	(1,055,711)
Stock-based compensation	—	—	—	—	—	—	—	—	8,201	—
Net loss	—	—	—	—	—	—	—	—	—	(132,687)

Balance at December 31, 2002	404,444	404	166,022	166	—	—	1,633,333	1,633	1,094,665	(1,188,398)
Stock-based compensation	—	—	—	—	—	—	—	—	270	—
Net loss	—	—	—	—	—	—	—	—	—	(31,291)

Balance at December 31, 2003	404,444	404	166,022	166	—	—	1,633,333	1,633	1,094,935	(1,219,689)
Issuance of preferred stock - series C	—	—	—	—	288,653	289	—	—	129,326	—
Issuance of common stock	—	—	—	—	—	—	415,000	415	165,585	—
Stock-based compensation	—	—	—	—	—	—	—	—	10,500	—
Net loss	—	—	—	—	—	—	—	—	—	(378,210)

Balance at September 30, 2004	404,444	$404	166,022	$166	288,653	$289	2,048,333	$2,048	$1,400,346	$(1,597,899)

See accompanying notes.

Akesis Pharmaceuticals, Inc.

(a development stage company)

Statements of Cash Flows

For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

	Nine Months Ended September 30,		Year Ended December 31,			Cumulative Period from April 27, 1998 (Date of Inception) Through September 30, 2004
	2004	2003	2003	2002	2001
Cash flows from operating activities:
Net loss	$(378,210)	$(8,933)	$(31,291)	$(132,687)	$(69,004)	$(1,597,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	—	—	—	—	—	7,498
Stock-based compensation	10,500	—	270	8,201	7,655	105,236
Changes in assets and liabilities:
Other current assets	—	1,818	3,950	8,454	(8,849)	—
Other assets	—	—	—	—	—	(815)
Accounts payable	165,117	3,168	3,109	18,175	8,117	194,738

Net cash used in operating activities	(202,593)	(3,947)	(23,962)	(97,857)	(62,081)	(1,291,242)

Cash flows from investing activities:
Purchase of property and equipment	—	—	—	—	—	(6,684)

Net cash used in investing activities	—	—	—	—	—	(6,684)

Cash flows from financing activities:
Proceeds from Series A preferred stock issuances	—	—	—	—	—	227,500
Proceeds from Series B preferred stock issuances	—	—	—	—	—	763,290
Proceeds from Series C preferred stock issuances	129,615	—	—	—	—	129,615
Proceeds from common stock issuances	166,000	—	—	—	—	177,613
Proceeds from shareholder loan	(92,930)	2,200	22,215	70,715	—	—

Net cash provided by financing activities	202,685	2,200	22,215	70,715	—	1,298,018

Net increase (decrease) in cash and cash equivalents	92	(1,747)	(1,747)	(27,142)	(62,081)	92
Cash and cash equivalents at beginning of period	—	1,747	1,747	28,889	90,970	—

Cash and cash equivalents at end of year	$92	$—	$—	$1,747	$28,889	$92

See accompanying notes.

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements

As of September 30, 2004, December 31, 2003 and 2002, For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

1.	The Company

Akesis Pharmaceuticals, Inc. (the “Company), a Delaware corporation, was incorporated on April 27, 1998 for the purpose of marketing an established over-the-counter product for lowering blood glucose levels in the treatment of diabetes. The product was initially developed and marketed through Diabetes Pro Health, Inc. which was merged into the Company. The product was sold primarily through direct sales to consumers.

The Company is considered to be in the development stage at September 30, 2004, December 31, 2003 and 2002, respectively, as defined in Statement of Financial Accounting Standards No. 7, “Accounting and Reporting by Developing Stage Enterprises” (“SFAS No. 7”) and since inception has devoted substantially all of its efforts to developing its products, raising capital and recruiting personnel.

2.	Summary of Significant Accounting Policies

Principles of consolidation

The Company operates as a single entity and does not consolidate its financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Actual results could differ from those estimates.

Business risk and concentrations of credit risk

The Company participates in the healthcare industry and sells products that may not be successful in the marketplace. Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, including money market accounts.

Fair value of financial instruments

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair market value because of the short maturity of those instruments.

Cash and cash equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less when purchased.

Accounts Receivable

Accounts receivable consists of trade receivables due from customers for the sale of product. Accounts receivable are reduced by an estimated allowance for doubtful accounts. During the periods reported, the Company did not have any accounts receivable.

Inventories

Inventory is valued at the lower of cost (first in, first out) or market value and has been reduced by an estimated allowance for excess and obsolete inventory. The estimated allowance is based on management’s review of inventory on hand compared to estimated future usage, sales, judgments, and assumptions about the likelihood of obsolescence. The Company had no inventory as of September 30, 2004 and December 31, 2003, and $3,950 as of December 31, 2002.

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements

As of September 30, 2004, December 31, 2003 and 2002, For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

Property and equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 5 years. Maintenance and repairs are charged to expense as incurred, and improvements and betterments are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in operations in the period realized. Property and equipment, net, and depreciation expense were zero during the periods reported.

Long-lived assets

The Company assesses potential impairments to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset’s carrying value likely. An impairment loss is recognized when the sum of the expected future net cash flows is less than the carrying amount of the asset.

Income taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effects for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Revenue recognition

The Company recognizes product sales upon shipment to the customer and when payment is probable or collected immediately.

Research and development

Research and development costs are expensed as incurred. Such costs include personnel costs, supplies, and clinical trials.

Stock-based compensation

Stock options were issued to non-employees and recorded at their fair value in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and EITF 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Stock options were periodically re-measured as the stock options vested. Options were granted to non-employees, and no re-measurement issues having a material impact on the financial statements were identified. No stock options have been issued to employees.

The weighted-average fair value of options granted during the nine months ended September 30, 2004 and 2003, and the years ended December 31, 2003, 2002, and 2001, respectively, were $0.30, $0, $0, $0.37, and $0, respectively. The fair value for these options was estimated at the date of grant using the Black-Scholes method for option pricing with the following weighted-average assumptions for 2004, 2003, 2002, and 2001: Risk-free interest rate of 5%, volatility of 85%, dividend yield of 0%, and expected life of options of six years. Compensation expense for nine months ended September 30, 2004, for the years ended December 31, 2003, 2002, 2001, and for the cumulative period from April 27, 1998 (date of inception) to September 30, 2004, was $10,500, $270, $8,201, $7,655, and $105,237, respectively.

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements

As of September 30, 2004, December 31, 2003 and 2002, For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

Net loss per share

Basic and diluted net loss per share is computed in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share.” Basic loss per share includes no dilution and is computed by dividing net loss by the weighted-average number of shares of common stock outstanding for the period. Diluted loss per share reflects the potential dilution of securities that could share in the Company’s earnings, such as common stock equivalents which may be issued upon exercise of outstanding common stock options. Diluted loss per share is identical to basic loss per share for all periods reported because inclusion of common stock equivalents would be anti-dilutive.

Comprehensive income

The Company adopted provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). This statement requires companies to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings in the equity section of a statement of financial position. The Company had no comprehensive items to report for the periods presented.

Effect of new accounting standards

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting and Research Bulletin No. 51” (“FIN 46”). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, FASB issued FIN 46R, a revision to FIN 46. FIN 46R provides a broad deferral of the latest date by which all public entities must apply FIN 46 to certain variable interest entities to the first reporting period ending after March 15, 2004. The adoption of FIN 46 had no impact on the Company’s financial statements.

In December 2003, FASB issued a revision to Statement of Financial Accounting Standard No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits-an amendment of FASB Statements No. 87, 88, and 106” (“SFAS 132”). SFAS 132 revises employers’ disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by FASB Statements No. 87, “Employers’ Accounting for Pensions, No. 88, Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions.” The revised Statement retains the disclosure requirements contained in FASB Statement No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits,” which it replaces. It requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. SFAS 132 is effective for fiscal years ending after December 15, 2003. The adoption of SFAS 132 had no impact on the Company’s financial statements.

3.	Stockholder Loans

The Company received working capital contributions from two related-party lenders. Included in these balances was a convertible promissory note effective April 4, 2002 with one related-party lender. The note is due and payable to the related-party lender at the earlier of 18 months from the effective date, the Company closing a minimum financing by qualified investors in excess of $1,000,000, execution of a licensing

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements

As of September 30, 2004, December 31, 2003 and 2002, For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004 agreement that would provide sufficient cash flow to repay the note, or a sale of all or substantially all of the Company’s assets. Interest accrues at 8% per annum based on a 360 day period. The note, including principal and accrued interest, may be converted to stock of the Company at any time, including Series B Preferred Stock with a conversion price of $5.00 or the same security from the closing of a minimum financing transaction by qualified investors in excess of $1,000,000. The Company has the right to prepay the note with a 20 day written notice to the lender in either cash or stock. If no election is made by the lender within 10 days of notice, the prepayment will be made in cash.

In September 2004, the Board of Directors agreed to convert stockholder loan principal balances of $115,461 into Series C Preferred Stock at $0.40 per share for a total of 288,653 shares. The principal balances converted into Series C Preferred Stock as of September 30, 2004. Additionally, the Company recorded imputed interest of $14,154 as of September 30, 2004. However, interest was forgiven by the lenders, not paid upon conversion of the loans, and accordingly was recorded as additional paid-in capital.

4.	Commitments and Contingencies

The Company did not record any rent expense during the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002, and 2001. The Company did not have any lease agreements which would require the Company to incur such expense during these periods. A principal stockholder provided facilities for operations on a no-fee basis.

5.	Stockholders’ Deficit

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.001 per share. The Company is authorized to issue 10,000,000 shares of preferred stock with a par value of $0.001 per share, including 500,000 shares designated for each of the following: Series A, Series B, and Series C.

If and when the Board of Directors of the Company declare dividends, preferred stockholders are entitled to receive dividends at the rate of $0.05, $0.40, and $0.03 per annum per share for Series A, Series B and Series C, respectively. Dividends to common stockholders may be declared and paid only after holders of preferred stock have been paid out first. Dividends are non-cumulative for both preferred stock and common stock.

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, holders of preferred stock Series A, Series B, and Series C are entitled to a liquidation preference of $0.5625, $5.00 and $0.40 per share for Series A, Series B, and Series C, respectively, adjusted for stock splits, dividends, and recapitalizations. A merger, consolidation, or sale of all or substantially all of the assets, that results in stockholders not holding more than 50% of the voting power of the surviving, continuing or purchasing entity, shall be deemed to be a liquidation, dissolution, or winding up provided that cash, securities and/or other property are received from the acquiring entity on the close of the transaction.

The holder of each preferred stock shall be entitled to vote on all matters equal to the number of shares that the preferred stock could be converted to common stock. Common stockholders are entitled to one vote for each share of common stock held.

Each share of preferred stock is convertible into the number of shares of common stock which results from dividing the conversion price per share into the conversion value per share of the respective preferred stock series. Both conversion price per share and conversion value per share were $0.5625, $5.00, and $0.40 for Series A, Series B, and Series C, respectively. The shares are not mandatorily redeemable.

Akesis Pharmaceuticals, Inc.

(a Development Stage Company)

Notes to Financial Statements

As of September 30, 2004, December 31, 2003 and 2002, For the Nine Months Ended September 30, 2004 and 2003, For the Years Ended December 31, 2003, 2002, and 2001, and For the Cumulative Period from April 27, 1998 (date of inception) to September 30, 2004

6.	Stock-based Compensation

1998 Stock Option Plan

The Company adopted the 1998 Incentive Stock Plan and terminated such in anticipation of the acquisition by Liberty Mint, Ltd. (see note 8). Under the plan, nonstatutory stock options and stock purchase rights may be granted to service providers, and incentive stock options may be granted to employees. The fair market value of the shares is determined on the date of the option grant.

The term of each option is 10 years unless sooner terminated or amended by the Board. In the case of an incentive stock option granted to an optionee who, at the time of the grant, owns more than 10% of the voting power of all classes of stock, the term of the option shall be five years from the date of grant or as provided on the option agreement.

The exercise price of an option shall be determined by the Administrator with the following exceptions: For an incentive stock option granted to an employee who owns more than 10% percent of the voting power of all classes of stock, the exercise price shall be no less than 110% of the fair market value per share on the date of grant. The exercise price for employees shall be no less than 100% of the fair market value on the date of grant. For nonstatutory stock options, the service provider who owns more than 10% percent of the voting power of all classes of stock, the exercise price shall be no less than 110% of the fair market value per share on the date of grant. The exercise price for other service providers shall be no less than 85% of the fair market value on the date of grant.

Options vest at a rate of no less than 20% per year over five years from the date of grant, except for options granted to officers, directors, and consultants.

The following is a rollforward of options under the 1998 Incentive Stock Plan:

	Options Outstanding	Weighted- Average Exercise Price
Balance at December 31, 2000	246,857	$0.48
Granted	—	—
Exercised	—	—
Cancelled	—	—

Balance at December 31, 2001	246,857	$0.48
Granted	20,000	$0.50
Exercised	—	—
Cancelled	—	—

Balance at December 31, 2002	266,857	$0.48
Granted	—	—
Exercised	—	—
Cancelled	—	—

Balance at December 31, 2003	266,857	$0.48
Granted	35,000	$0.40
Exercised	—	—
Cancelled	—	—

Balance at September 30, 2004	301,857	$0.47

Akesis Pharmaceuticals, Inc.

(a development stage company)

Notes to Financial Statements

For the Nine Months Ended September 30, 2004, For the Years Ended December 31, 2003 and 2002, and For the Cumulative Period from April 28, 1998 (date of inception) through September 30, 2004

The following is a further breakdown under the Plan:

Range of Exercise Price	Options Outstanding	Weighted-Average Remaining Contractual Life (in Years)	Weighted-Average Exercise Price	Vested Options Outstanding	Weighted-Average Exercise Price of Vested Options
$0.25	22,222	3.73	$0.25	22,222	$0.25
$0.40	35,000	9.36	$0.40	35,000	$0.40
$0.50	244,635	4.56	$0.50	244,635	$0.50

$0.25-$0.50	301,857	5.05	$0.47	301,857	$0.47

7.	Income Taxes

Significant components of the Company’s net deferred tax assets at September 30, 2004 are shown below. A valuation allowance of $525,000 has been established to offset the net deferred tax assets at September 30, 2004 as realization of such assets is uncertain.

	Current	Noncurrent	Total
NOL carryforwards	$—	$476,000	$476,000
Other, net	13,000	36,000	49,000

Deferred tax assets	13,000	512,000	525,000
Valuation allowance	(13,000)	$(512,000)	(525,000)

Deferred tax assets, net	$—	$—	$—

At September 30, 2004, the Company had no income tax expense or benefit but did have federal tax net operating loss carryforwards of approximately $1.4 million. The federal net operating loss carryforwards will begin to expire in 2018, unless previously utilized. Pursuant to Internal Revenue Code Section 382 and 383, use of the Company’s net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period. No assessment has been made as to whether such a change in ownership has occurred.

8.	Subsequent Events

The Company anticipates merging into Liberty Mint, Ltd., a Nevada corporation, prior to December 31, 2004. The Company’s Board of Directors has approved this plan. The Company’s stockholders will own approximately 10,500,000 shares of the parent common stock immediately following the merger representing approximately 70% of the post-merger outstanding shares of the parent. Additionally, the stockholder rights agreement and the 1998 Incentive Stock Plan applicable to the Company will be deemed terminated. This transaction was not consummated as of September 30, 2004.